                             DAVIS POLK & WARDWELL
                               450 LEXINGTON AVE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                                                               SEPTEMBER 1, 1999

EQUITY INVESTOR FUND
SELECT GROWTH PORTFOLIO 1999 SERIES C
DEFINED ASSET FUNDS
1933 ACT FILE NO. 333-83847
1940 ACT FILE NO. 811-3044

SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.
WASHINGTON, D.C. 20549

Dear Sirs:

     On behalf of Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other Sponsors of Equity Investor Fund, Select Growth Portfolio 1999 Series C, Defined Asset Funds (the 'Fund'), we transmit via electronic transfer for filing under the Securities Act of 1933 Amendment No. 1 to the Registration Statement on Form S-6, marked to show changes from the last effective series of the Fund, together with Exhibits.

Pursuant to the requirements of Rule 487 under the Securities Act of 1933 (17 C.F.R. Sec. 230.487), we represent that the above-captioned registration statement on Form S-6, as amended by the amendment referred to above, does not contain disclosures that would render such registration statement ineligible to become effective pursuant to paragraph (a) of Rule 487.

                                          Very truly yours,

                                          DAVIS POLK & WARDWELL